Exhibit 4.9

Execution Version

DCP MIDSTREAM OPERATING, LP,

as Issuer

DCP MIDSTREAM PARTNERS, LP,

as Guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Twelfth Supplemental Indenture

Dated as of January 1, 2017

to

INDENTURE

Dated as of August 16, 2000

TWELFTH SUPPLEMENTAL INDENTURE

This TWELFTH SUPPLEMENTAL INDENTURE (this “Twelfth Supplemental Indenture”), dated as of January 1, 2017, among DCP MIDSTREAM OPERATING, LP, a Delaware limited partnership, having its principal office at 370 17th Street, Suite 2500, Denver, Colorado 80202 (the “Company”), DCP MIDSTREAM PARTNERS, LP, a Delaware limited partnership, having its principal office at 370 17th Street, Suite 2500, Denver, Colorado 80202 (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (as successor to The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”). Unless otherwise defined in this Twelfth Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, the Company is party to an Indenture, dated as of August 16, 2000 (the “Original Indenture”), with the Trustee (as amended and supplemented to the date hereof, the “Indenture”), whereby the Company has issued the Initial Notes (as defined below);

WHEREAS, Section 901(2) of the Indenture provides, among other things, that without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form reasonably satisfactory to the Trustee, to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities;

WHEREAS, Section 901(9) of the Indenture provides, among other things, that without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to (i) correct or supplement any provisions in the Indenture which may be defective or inconsistent with any other provision in the Indenture and (ii) make any other provisions with respect to matters arising under the Indenture that do not adversely affect the interests of the Holders of the Securities of any series in any material respect; and

WHEREAS, the Company desires to provide for a guarantor of the Initial Notes under the Indenture for the benefit of the Holders of the Initial Notes, and the Guarantor has agreed to guarantee the Initial Notes under the Indenture in accordance with the terms of the Indenture as supplemented hereby.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the following provisions shall amend and supplement the Indenture:

ARTICLE 1

AGREEMENT TO PROVIDE FOR GUARANTOR

Section 1.1 The Company hereby agrees to cause the Guarantor to guarantee the Initial Notes on the terms and subject to the conditions set forth in the Indenture, as amended and supplemented by this Twelfth Supplemental Indenture.

ARTICLE 2

AMENDMENTS TO INDENTURE WITH RESPECT TO THE AGREEMENT TO PROVIDE FOR GUARANTOR

Section 2.1 Section 101 of the Indenture is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Guarantee” has the meaning specified in Section 1501.

“Guarantor” means any Subsidiary of the Company and any other Affiliate of the Company, including the Master Limited Partnership, who may execute this Indenture, or a supplement hereto, for the purpose of providing a Guarantee of Securities pursuant to this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Initial Notes” means the following series of Securities that have been issued by the Company pursuant to the Indenture: (i) $300,000,000 aggregate principal amount of 8.125% Senior Notes due 2030, (ii) $300,000,000 aggregate principal amount of 6.45% Senior Notes due 2036, (iii) $450,000,000 aggregate principal amount of 6.75% Senior Notes due 2037, (iv) $450,000,000 aggregate principal amount of 9.75% Senior Notes due 2019, (v) $600,000,000 aggregate principal amount of 5.35% Senior Notes due 2020 and (vi) $500,000,000 aggregate principal amount of 4.75% Senior Notes due 2021.

“Master Limited Partnership” means DCP Midstream Partners, LP, a Delaware limited partnership.

Section 2.2 The Indenture is hereby amended by adding a new ARTICLE FIFTEEN as set forth herein:

ARTICLE FIFTEEN

NOTE GUARANTEES

Section 1501. Unconditional Guarantee.

(1) Notwithstanding any provision of this Article Fifteen to the contrary, the provisions of this Article Fifteen shall be applicable only to, and inure solely to the benefit of, the Initial Notes.

(2) For value received, the Guarantor hereby fully, unconditionally and absolutely guarantees (the “Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Initial Notes and all other amounts due and payable under this Indenture and the Initial Notes by the Company (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or the Holders in connection with the enforcement of this Indenture as it relates to the Initial Notes and the Guarantee), when and as such principal, premium, if any, and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and when and as such other amounts shall become due and payable, according to the terms of the Initial Notes and this Indenture, subject to the limitations set forth in Section 1503.

(3) Failing payment when due of any amount guaranteed pursuant to the Guarantee, for whatever reason, the Guarantor will be jointly and severally obligated to pay the same immediately to the Trustee, without set off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). The Guarantee hereunder is intended to be a general, unsecured, senior obligation of the Guarantor and will rank pari passu in right of payment with all debt of the Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee, and is intended to be a guarantee of payment and not of collection. The Guarantor hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Initial Notes, the Guarantee or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Initial Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Initial Notes, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders on the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce the Guarantee without first proceeding against the Company.

(4) The obligations of the Guarantor under this Article Fifteen shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (A) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company contained in the Initial Notes or this Indenture, (B) any impairment, modification, release or limitation of the liability of the Company, or of its estate in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy, insolvency, reorganization or other similar law, or other statute or from the decision of any court, (C) the assertion or exercise by the Company or the Trustee of any rights or remedies under the Initial Notes or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (D) the assignment or the purported assignment of any property as security for the Initial Notes, including all or any part of the rights of the Company under this Indenture, (E) the extension of the time for payment by the Company of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Initial Notes or this Indenture or of the time for performance by the Company of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof,

(F) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or the Guarantor set forth in this Indenture, (G) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of its assets, or the disaffirmance of the Initial Notes or this Indenture in any such proceeding, (H) the release or discharge of the Company from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (I) the unenforceability of the Initial Notes or this Indenture or (J) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Guarantee) that might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(5) The Guarantor hereby (A) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company, and all demands whatsoever, (B) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it and (C) covenants that the Guarantee will not be discharged except by complete performance of the Guarantee. The Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Company, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(6) The Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Indenture, provided, however, that the Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Initial Notes and the Guarantee shall have been paid in full or discharged.

Section 1502. Execution and Delivery of Guarantee.

To further evidence the Guarantee set forth in Section 1501, the Guarantor hereby agrees that a notation relating to such Guarantee, substantially in the form attached hereto as Annex A, shall be endorsed on each Initial Note entitled to the benefits of the Guarantee authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an officer of the general partner of the Guarantor, or an officer of the general partner of the general partner of the Guarantor. The Guarantor hereby agrees that the Guarantee set forth in Section 1501 shall remain in full force and effect notwithstanding any failure to endorse on each Initial Note a notation relating to the Guarantee. If any officer of the general partner of the Guarantor (or an officer of the general partner of the general partner), whose signature is on this Indenture or an Initial Note no longer holds that office at the time the Trustee authenticates such Initial Note or at any time thereafter, the Guarantee of such Initial Note shall be valid nevertheless. The delivery of any Initial Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions herein set forth.

Section 1503. Limitation on Guarantors’ Liability.

The Guarantor and by its acceptance hereof each Holder of an Initial Note entitled to the benefits of the Guarantee hereby confirm that it is the intention of all such parties that the guarantee by the Guarantor pursuant to the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Federal or state law. To effectuate the foregoing intention, the Holders of an Initial Note entitled to the benefits of the Guarantee and the Guarantors hereby irrevocably agree that the obligations of the Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor, not result in the obligations of the Guarantor under the Guarantee constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.

Section 1504. Release of Guarantor from Guarantee.

(1) Notwithstanding any other provisions of this Indenture, the Guarantee of the Guarantor may be released upon the terms and subject to the conditions set forth in Section 401 and in this Section 1504. Provided that no Event of Default shall have occurred and shall be continuing under this Indenture, the Guarantee incurred by the Guarantor pursuant to this Article Fifteen shall be unconditionally released and discharged (A) following delivery of an Officer’s Certificate to the Trustee to the effect that such release or discharge has occurred pursuant to the terms and conditions of any series of Initial Notes covered by such Guarantee, or (B) automatically upon (i) any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Company, of all of the Company’s direct or indirect limited partnership or other equity interests in the Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture) or (ii) the merger of such Guarantor into the Company or the liquidation and dissolution of the Guarantor (to the extent such liquidation or dissolution is expressly permitted) by this Indenture or the applicable Initial Notes).

(2) The Trustee shall deliver an appropriate instrument evidencing any release of the Guarantor from the Guarantee upon receipt of a written request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that the Guarantor is entitled to such release in accordance with the provisions of this Indenture.

ARTICLE 3

AGREEMENT TO GUARANTEE

Section 3.1 The Guarantor hereby agrees to guarantee the Initial Notes on the terms and subject to the conditions set forth in the Indenture, as amended and supplemented by this Twelfth Supplemental Indenture.

ARTICLE 4

AMENDMENTS TO INDENTURE

Section 4.1 Definition of Terms. Unless the context otherwise requires:

(a) a term defined in the Indenture has the same meaning when used in this Twelfth Supplemental Indenture; provided, however, that, where a term is defined both in this Twelfth Supplemental Indenture and in the Indenture, the meaning given to such term in this Twelfth Supplemental Indenture shall control for purposes of (i) this Twelfth Supplemental Indenture and (ii) in respect of the Initial Notes, but not any other series of Securities;

(b) a term defined anywhere in this Twelfth Supplemental Indenture has the same meaning throughout (i) this Twelfth Supplemental Indenture and (ii) in respect of the Initial Notes, but not any other series of Securities; and

(c) the following terms have the following respective meanings:

“Board Resolution” means a copy of one or more resolutions (which may be standing resolutions), certified by the Secretary or an Assistant Secretary of the general partner of the Company, the General Partner or the Guarantor to have been duly adopted by the Board of Directors of the general partner of the Company, the General Partner or such Guarantor and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“General Partner” means (i) DCP Midstream GP, LLC, a Delaware limited liability company that is the general partner of DCP Midstream GP, LP, a Delaware limited liability company, or (ii) any successor general partner of DCP Midstream GP, LP.

“Guarantor” means the Master Limited Partnership, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, a Vice Chairman, the Chief Executive Officer, the President, any Vice President (without regard to qualifiers such as “Executive” or “Senior”), the Chief Operating Officer, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary of an Assistant Secretary of such Person (or in the case of a limited partnership, the general partner of such Person), or other Person authorized by resolution of the Board of Directors of the General Partner.

“Officers’ Certificate” means a certificate signed by two Officers of the general partner of the Company or the General Partner. One of the Officers signing an Officers’ Certificate given pursuant to Section 1006 shall be the principal executive, financial or accounting officer of the general partner of the Company or the General Partner.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, the General Partner or Guarantor, or other counsel who shall be reasonably acceptable to the Trustee.

Section 4.2 Amendment and Restatement of Section 102 of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Section 102 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 102. Compliance Certificates and Opinions.

Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate or Opinion of Counsel and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include;

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 4.3 Amendment and Restatement of Section 103 of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Section 103 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the general partner of the Company, the General Partner or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, infosfar as it relates to factual matters, upon a certificate or opinion, or representations by, an Officer or Officers of the general partner of the Company, the General Partner or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officers’ Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company or the Guarantor which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company or Guarantor entitled to the benefits of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.

Section 4.4 Amendment and Restatement of Section 104 of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Section 104 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 104. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take or revoke the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction or to revoke the same, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be sent to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 4.5 Amendment and Restatement of Section 105 of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Section 105 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 105. Notices, Etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Capital Markets Fiduciary Services, or

(2) the Company or, if applicable, the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or, if applicable, the Guarantor addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Treasurer, or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 4.6 Amendment and Restatement of Section 308 of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Section 308 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

Section 4.7 Amendment of Section 501 of the Indenture. Subsections (4), (5) and (6) of Section 501 of the Indenture are hereby amended and restated to read as follows:

(4) default in the performance, or breach, of any covenant of the Company or the Guarantor in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company or, if applicable, the Guarantor by the Trustee or to the Company and the Trustee and, if applicable, the Guarantor by the Holders of at least 33% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company or, if applicable, the Guarantor within such period and is being diligently pursued; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Guarantor or of any substantial part of their property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by the Company or the Guarantor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Guarantor or of any substantial part of their property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of any such action by the Board of Directors of the Company or the Guarantor or the General Partner; or

Section 4.8 Amendment and Restatement of Section 502 of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Section 502 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 33% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(1) the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 4.9 Amendment and Restatement of Section 506 of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Section 506 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: To the payment of the balance, if any, to the Company, the Guarantor or any other Person or Persons legally entitled thereto.

Section 4.10 Amendment and Restatement of Section 702 of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Section 702 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 702. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Guarantor nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 4.11 Amendment and Restatement of Article Eight of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Article Eight of the Indenture is hereby amended and restated in its entirety to read as follows:

ARTICLE EIGHT

Consolidation, Merger, Conveyance or Transfer

Section 801. Company May Consolidate, Etc., on Certain Terms.

Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety to any other Person (whether or not affiliated with the Company) lawfully entitled to acquire the same; provided, however, and the Company hereby covenants and agrees, that upon any such consolidation, merger, conveyance or transfer, (i) the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by indenture supplemental hereto, in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person which shall have acquired such properties and assets, and (ii) the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Guarantor with or into any other Person or Persons (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which the Guarantor or its successor or successors shall be a party or parties, or shall prevent any conveyance or transfer of the properties and assets of the Guarantor as an entirety or substantially as an entirety to any other Person (whether or not affiliated with the Guarantor) lawfully entitled to acquire the same; provided, however, and the Guarantor hereby covenants and agrees, that upon any such consolidation, merger, conveyance or transfer, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee and this Indenture to be performed by Guarantor, shall be expressly assumed, by indenture supplemental hereto, in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by the Person (if other than the Guarantor) formed by such consolidation, or into which the Guarantor shall have been merged, or by the Person which shall have acquired such properties and assets, and (ii) the Guarantor shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802. Successor Substituted.

Upon any consolidation of the Company or the Guarantor with, or merger of the Company or the Guarantor into, any other Person or any conveyance or transfer of the properties and assets of the Company or the Guarantor as an entirety or substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

Section 4.12 Amendment and Restatement of Section 901 of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Section 901 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to facilitate the issuance of Securities in uncertificated form; or

(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(6) to secure the Securities; or

(7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

Section 4.13 Amendment and Restatement of Section 902 of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Section 902 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 902. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture (voting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture, or modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or change the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3) modify any of the provisions of this Section, Section 513 or Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1007, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8). A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 4.14 Amendment and Restatement of Section 1006 of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Section 1006 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 1006. Statement by Officers as to Default.

The Company and the Guarantor will deliver to the Trustee, on or before June 1 of each calendar year or on or before such other day in each calendar year as the Company or the Guarantor and the Trustee may from time to time agree upon, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company or the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.15 Amendment and Restatement of Section 1007 of the Indenture. For purposes of the Initial Notes only, and not for purposes of any other Securities, Section 1007 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 1007. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Company and the Guarantor may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(19), 901(2) or 901(7) for the benefit of the Holders of such series or in Section 1004 or 1005 if before the time for such compliance the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.1 Recitals by the Company and Guarantor. The recitals in this Twelfth Supplemental Indenture are made by the Company and the Guarantor only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Twelfth Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee shall not be responsible for the validity or sufficiency of this Twelfth Supplemental Indenture.

Section 5.2 Ratification and Incorporation of Indenture. As amended and supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Twelfth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 5.3 Executed in Counterparts. This Twelfth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. Signed counterparts of this Twelfth Supplemental Indenture delivered by Portable Document Format (PDF) or facsimile shall be deemed originals.

Section 5.4 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TWELFTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 5.5 Governing Law. THIS TWELFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

DCP MIDSTREAM OPERATING, LP

By:	DCP MIDSTREAM OPERATING, LLC,
Its General Partner

By:	/s/ Sean P. O’Brien
Name:	Sean P. O’Brien
Title:	Group Vice President and Chief Financial
Officer

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP,
Its General Partner

By:	DCP MIDSTREAM GP, LLC,
Its General Partner

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Richard Tarnas
Name:	Richard Tarnas
Title:	Authorized Signatory

[Signature Page to Twelfth Supplemental Indenture]

Annex A

Notation of Guarantee

The Guarantor (which term includes any successor Person under the Indenture) has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the [Securities/Initial Notes] and all other amounts due and payable under the Indenture and the [Securities/Initial Notes] by the Company.

The obligations of the Guarantor to the Holders of the [Securities/Initial Notes] and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fifteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

[NAME OF GUARANTOR]

By:
Name:
Title: